FORM OF AMENDMENT TO THE AMENDED
PRIMARY CLASS DISTRIBUTION PLAN OF
LEGG MASON GROWTH TRUST, INC.

WHEREAS, Legg Mason Growth Trust, Inc. (the “Corporation”) has adopted a Distribution Plan effective June 30, 1998 on behalf of the Primary Class shares of the Legg Mason Growth Trust (the “Fund”, and the Amended Distribution Plan, the “Plan”);

WHEREAS, the Board has determined to re-designate the Fund’s “Primary” share class as “Class C” shares;

NOW, THEREFORE, in accordance with the foregoing, all references to “Primary Class” shares in the Plan are hereby replaced with a corresponding reference to “Class C” shares. Except as expressly set forth above, nothing herein shall be construed as amending the terms of the Plan in any other respect.

IN WITNESS THEREOF, the Corporation has executed this Amendment to the Plan as of the day and year set forth below:

Date: February __, 2009

ATTEST:		LEGG MASON GROWTH TRUST, INC.

By:		By:
	Richard M. Wachterman		Gregory Merz
	Secretary		Vice President and Chief Legal Officer